AMENDMENT TO
                      THE PEPSICO LONG TERM SAVINGS PROGRAM

The  amendments to the PepsiCo Long Term Savings  Program  ("Plan")  attached as
Exhibit 1 are hereby adopted and approved this 21st day of December, 1995. These amendments replace certain current pages of the Plan with the corresponding attached pages.

                                  PepsiCo, Inc.


                                  By: /s/ J. ROGER KING
                                  ------------------------
                                   J. Roger King


APPROVED:

By: /s/ ALAN R. ROCKOFF
    --------------------------
         Alan R. Rockoff
         Law Department

By: /s/ SYLVESTER HOLMES
    --------------------------
         Sylvestor Holmes
         Tax Department

                                                           EXHIBIT 1

                                  AMENDMENT TO
                      THE PEPSICO LONG TERM SAVINGS PROGRAM


The PepsiCo Long Term Savings Program ("Plan") is hereby amended by replacing the current pages of the Plan identified for deletion below with the attached replacement pages.

Article              Current Pages Deleted               Replacement Pages

II                         II-10                               II-10
Sch. 3                     3-1                                 3-1
App. C                     C-1                                 C-1 through C-2

                  Participants who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules, the adjusted $150,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Eligible Pay as determined under this Section prior to the application of this limitation

  References in the Plan to deferrals of Eligible Pay, or Salary Deferral Contributions from Eligible Pay, shall be read as referring to deferrals of a Participant's current Employee compensation not in excess of Eligible Pay, determined as above.

     (1) Employee: Any person who is: receiving remuneration for personal services currently rendered in the employment of an Employer (or who would be receiving such remuneration except for an Authorized Leave of Absence), and who is described in one of the following paragraphs:

               (1) A United States citizen whose primary place of employment is within the 50 states or the District of Columbia (collectively referred to in this subsection as "the U.S.");

               (2) An alien who has been lawfully admitted for permanent residence in the U.S. (referred to in this subsection as a "resident alien") and whose primary place of employment is within the U.S.

               (3) A United States citizen or resident alien relocated by the Employer to a primary place of employment outside the U.S. and classified by the Employer as an United States expatriate;

               (4) Effective January 1, 1994, a resident alien:

                    (i) who is employed in a position  that is  classified  as a globalist under the personnel practices of an Employer,

                    (ii) who works for an Employer  outside of his home country, and II-10

                                   ARTICLE III
                          Eligibility and Participation

     3.1 Eligibility: Employees described in this subsection or the Appendix as eligible to participate in the Plan shall be referred to as eligible Employees.

                    (a) General Rule: Subject to the next sentence, the following Employees shall be eligible to participate in the Plan: all full-time salaried Employees of the Company and of the Employers designated on the attached Schedule 3; all full-time salaried, hourly, commissioned sales or transportation Employees of the Employers designated on the attached Schedules 1, 2 and 4; all full-time hourly Employees of the Company designated on the attached Schedule 5; all salaried part-time Employees who are currently eligible to enroll in their Employer's Benefits Plus Program; all full-time hourly Employees designated in Article B; and all hourly Employees designated in Article C; provided, however, that to be eligible such Employee must be currently eligible to enroll in his Employer's Benefits Plus Program (except in the case of Employees eligible under Articles B and C and as otherwise provided in the Appendix). The following Employees or classes of Employees shall not be eligible to participate in this Plan:


                    (1) Any Employee  whose terms and  conditions are determined by collective bargaining with a union representing such persons and with respect to whom inclusion in this Plan has not been specifically provided for in such collective bargaining agreement;

                    (2) Any Employee who is a leased employee within the meaning of Code  section  414(n);

                    (3) Effective December 1, 1989, any Highly compensated Employee who has not attained age 21 and completed a Year of Service;

                    (4) Any individual who is an independent contractor; and

                    (5)Effective  on and after January 1, 1996,  any Employee of an Employer designated on Part I of the attached Schedule 3 who is a Highly


       III-1


           Compensated Employee (or who is reasonably projected to be a Highly Compensated Employee based on the best available date.)

  An independent contractor who is recharacterized by the Internal Revenue Service as a common law employee will not be considered described in paragraph
  (4) for periods on and after the recharacterization. Such individual also will not be considered described in paragraph (4) for periods before the recharacterization, unless the Employer had classified the individual as an independent contractors identified by similar work requirements. An individual's ineligibility under the previous sentence shall have no bearing on whether the individual is an excludable employee for purposes of the nondiscrimination tests under Code sections 410(b) and 401(a)(4).

           (b) Certain Part-Time Employees: Effective July 1, 1995, any Employee who would be an eligible Employee if he were classified by his Employer as full-time (with no other changes in his status and circumstances) shall be eligible to participate in the Plan.

For purposes of this section, an Employee who is an associate, casual, part-time or temporary employee is not considered to be full-time.

     3.2  Participation:

          (a) Commencement of Active Participation: An eligible Employee shall become an Active Participant upon enrolling in the Plan.

               (1) An eligible Employee's enrollment in the Plan shall be made be electing to defer a portion of his Eligible Pay, in accordance with Section 4.1(b). An eligible Employee's qualifying election to participate actively in the Plan shall be effective as soon as practicable for his Employer.

               (2) Notwithstanding paragraph (1) above, the election of an Employee eligible under Section 3.1(b) shall not be effective until the first January 1 or July 1 following his attainment of age 21 and his completion of a 12-month period of employment (measured as described below) in which he is



        III-2


  credited with at least 1,000 Hours of Service (referred to as a "year of eligibility service"). The 12-month period between the date the Employee first completes one Hour of Service and the first anniversary thereof shall be used initially to determine his eligibility to participate in the Plan; thereafter, his eligibility to participate in the Plan shall be determined by reference to whether he completes 1,000 or more Hours of Service in any Plan Year, beginning with the first Plan Year commencing after he first completes one Hour of Service shall be credited with two years of eligibility service for purposes of this section.

                  (b) Termination of Participation: An Active Participant shall continue to participate actively in the Plan until he revokes his enrollment or his enrollment ends as a result of his Termination of Employment or transfer to a position that is ineligible for participation. When active participation ceases, an individual with a balance in his Plan Account shall continue as an Inactive Participant until his Account has been distributed.

                  (c) Recommencement of Active Participation: Subject to Section 3.3, any individual whose active participation has terminated pursuant to subsection (b) may return to active participation by reinstating his enrollment (following his return to service as an eligible Employee, if applicable).

     3.3 Break in Service: This section shall apply in the case of an Employee described in Section 3.1(b) who has a break in service, as defined below. In determining such Employee's post-break participation in the Plan, the Employee's pre-break years of eligibility service following his rehire (determined under Section 3.2 as if his employment first commenced on his date of rehire). For purposes hereof, a "break in service" shall mean a 12-consecutive-month computation period during which an Employee is credited with 500 or less Hours of Service. The



       III-3


  applicable computation period for determining breaks in service shall be the 12-month period beginning on the Employee's date of employment and Plan Years commencing after such date of employement.



       III-4


                                   SCHEDULE 3
                                     PEPSICO
                            LONG TERM SAVINGS PROGRAM
                  Designated Employers for Restaurant Employees
                                 (As of 1/1/94)

Part I:
         Pizza Hut, Inc.(and its domestic locations and subsidiaries except for locations formerly owned by the Herb Blankenship Franchise; Middleton Enterprises, Inc. and its subsidiaries; and Employees who work for Pizza Hut of Cincinnati)
         Kentucky Fried Chicken Corporation (and its domestic locations and subsidiairies except for locations formerly owned by theFitzpatrick Franchise)
         KFC Corporation
         KFC Enterprises, Inc.
         KFC National Management Company
         Kentucky Fried Chicken of California, Inc.
         Kentucky Fried Chicken of Southern California, Inc.
         Kentucky Fried Chicken Corporate Holdings, Ltd.
         NKFC, Inc.
         QSR, Inc.
         Taco Bell Corp. (and its domestic subsidiaries)
         Taco Bell Enterprises, Inc.
         Calny, Inc.
         Taco Bell of California, Inc.
         Taco Del Sur, Inc.
         Tenga Taco, Inc.
         PepsiCo,  Inc. (only with respect to those Employees of PepsiCo,  Inc.
          who are (i)  providing  services in Illinois to another  Employer  and
          (ii) working under the supervision of such other Employer)
Part 2:

         PepsiCo Food Systems, a division of PepsiCo, Inc.


       3-1


                                    ARTICLE C
                           Pizza Hut Hourly Employees

         The terms of this Article apply to any Employee who is employed on an hourly basis by Pizza Hut, Inc. or its domestic restaurant locations and restaurant locations and restaurant subsidiaries (collectively referred to as "Pizza Hut"). Such Employees are designated as eligible under this Plan only to the extent applicable pursuant to this Article C.